Exhibit 99.1

FTI Consulting, Inc.

777 South Flagler Drive, Suite 1500

West Palm Beach, FL 33401

+1.561.515.6078

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Third Quarter 2013 Results

— Revenues of $414.6 Million, Up 7.4 Percent

— Adjusted EPS of $0.72, Excluding Goodwill Impairment and Special Charge

— Net Cash Provided by Operating Activities of $84.4 Million

West Palm Beach, Fla., Nov. 7, 2013 – FTI Consulting, Inc. (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value (the “Company”), today released its financial results for the quarter ended September 30, 2013.

For the quarter, revenues increased 7.4 percent to $414.6 million compared to $386.1 million in the prior year quarter. On a GAAP basis, the fully diluted loss per share was ($1.29) for the quarter, including a non-cash goodwill impairment charge related to the Strategic Communications segment of $83.8 million and a special charge of $10.4 million. The goodwill impairment charge has no impact on the Company’s liquidity, cash flow, borrowing capability or operations. Adjusted EPS were $0.72 for the quarter compared to $0.60 in the prior year quarter which included a $2.8 million special charge. Please see the attached financial tables for a reconciliation of fully diluted loss per share and Adjusted EPS.

Adjusted EBITDA increased 16.5 percent to $72.5 million for the quarter compared to $62.3 million in the prior year quarter. This improvement was primarily due to strong performance in the Company’s Economic Consulting and Forensic and Litigation Consulting segments, including the impact of a success fee in the Forensic and Litigation Consulting segment.

Adjusted EPS, Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures defined elsewhere in this press release and are reconciled to GAAP measures in the financial tables that accompany this press release.

Commenting on these results, Jack Dunn, FTI Consulting President and Chief Executive Officer said, “Record third quarter revenues increased 7.4 percent year-over-year, including organic growth of 3.4 percent. Economic Consulting was strong in both North America and Europe with 17.3 percent revenue growth overall, while Forensic and Litigation Consulting and its health solutions practice saw excellent results with revenue growth of 12.5 percent and 24.4 percent, respectively. In Technology, we benefited from returns on the sustained strategic investments we have made in this business with respect to our products, people and business development initiatives globally.”

Cash and Capital Allocation

Net cash provided by operating activities in the quarter increased 19.0 percent to $84.4 million compared to $70.9 million in the prior year quarter due to continued strong cash collections. During the quarter, the Company used approximately $20.0 million to repurchase and retire 595,225 shares of the Company’s common stock. Cash and cash equivalents were $147.9 million at September 30, 2013. The Company has spent $40.8 million on acquisitions and $48.8 million on stock repurchases year to date through September 30, 2013.

Third Quarter Segment Results

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment increased 1.0 percent to $94.0 million in the quarter compared to $93.1 million in the prior year quarter. The segment benefited from acquisitions which contributed revenues of $12.8 million in the quarter; however, the segment experienced a roughly equivalent decline in bankruptcy and restructuring revenues in the North America region. Adjusted Segment EBITDA was $19.4 million or 20.6 percent of segment revenues compared to $22.0 million or 23.6 percent of segment revenues in the prior year quarter reflecting continued underutilization in North America and the previously disclosed organic investment in a Europe, Middle East and Africa (“EMEA”) based transaction services practice, partially offset by reductions in performance-based compensation and headcount. In that regard, the segment recorded a special charge of $6.3 million in the quarter, compared to $0.8 million in the prior year quarter, related to headcount reductions to better align capacity with demand.

Economic Consulting

Revenues in the Economic Consulting segment increased 17.3 percent to $113.1 million in the quarter compared to $96.4 million in the prior year quarter. The increase in revenues was driven by continued strong performance for the segment’s antitrust litigation services in North America and EMEA and international arbitration, regulatory and valuation practices in EMEA. Adjusted Segment EBITDA was $23.2 million or 20.5 percent of segment revenues compared to $19.1 million or 19.8 percent of segment revenues in the prior year quarter.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased 12.5 percent to $113.1 million in the quarter compared to $100.5 million in the prior year quarter, primarily due to a success fee in the North America investigations practice and increased demand in the health solutions practice. Adjusted Segment EBITDA was $25.4 million or 22.4 percent of segment revenues compared to $16.3 million or 16.2 percent of segment revenues in the prior year quarter. The increase in Adjusted Segment EBITDA margin was due to a high margin success fee, improved utilization in the North America financial and enterprise data analytics practice and a reduction of performance-based compensation expense. The segment recorded a special charge of $1.9 million compared to $0.5 million in the prior year quarter, related to headcount reductions taken to better align capacity with demand.

Technology

Revenues in the Technology segment increased 1.8 percent to $51.2 million in the quarter compared to $50.3 million in the prior year quarter. The increase in revenues was due to higher services revenues primarily for investigations involving the Foreign Corrupt Practices Act and interest rate setting process concerning the London Interbank Offered Rate (“LIBOR”), as the segment still felt the impact of the decline of a large litigation-related matter which was very active last year. Adjusted Segment EBITDA was $15.4 million or 30.0 percent of segment revenues compared to $15.7 million or 31.2 percent of segment revenues in the prior year quarter.

Strategic Communications

Revenues in the Strategic Communications segment decreased 5.4 percent to $43.3 million in the quarter compared to $45.8 million in the prior year quarter. Revenues were lower due to reduced pass-through revenues for certain EMEA and North America retained engagements and weak mergers and acquisitions activity in the Asia Pacific region. This segment benefitted from $1.6 million of revenues from the acquisition of a U.S. public policy group completed in March 2013. Adjusted Segment EBITDA was $4.0 million or 9.3 percent of segment revenues compared to $6.8 million or 14.8 percent of segment revenues in the prior year quarter. Adjusted Segment EBITDA margin was adversely impacted by reduced project fees in the Asia Pacific region and lower retained fees in the North America region. A goodwill impairment charge of $83.8 million was recorded in this segment during the quarter.

Third Quarter Conference Call

FTI Consulting will hold a conference call for analysts and investors to discuss third quarter financial results at 9:00 a.m. Eastern Time on November 7, 2013. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website at www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With over 4,100 employees located in 25 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The Company generated $1.58 billion in revenues during fiscal year 2012. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

Note: We define Segment Operating Income as a segment’s share of consolidated operating income. We define Total Segment Operating Income as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted EBITDA as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, special charges and goodwill impairment charges. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, special charges and goodwill impairment charges. We define Total Adjusted Segment EBITDA as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”) as net income and earnings per diluted share, respectively, excluding the impact of special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted Earnings per Diluted Share. Management uses Adjusted Earnings per Diluted Share to assess total Company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of special charges, goodwill impairment charges and losses on early extinguishment of debt. Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of GAAP to non-GAAP financial measures are included elsewhere in this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A Risk Factors” in the Company’s most recent Form 10-K filed with the SEC on February 28, 2013, the Current Report on Form 8-K dated May 21, 2013 and in the Company’s other filings with the Securities and Exchange Commission, including the risks set forth under “Risks Related to Our Operating Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(in thousands, except per share data)

(unaudited)

	Nine Months Ended September 30,
	2013	2012
Revenues	$1,236,434	$1,177,526

Operating expenses
Direct cost of revenues	773,160	735,452
Selling, general and administrative expense	287,485	283,958
Special charges	10,846	29,557
Acquisition-related contingent consideration	(6,091)	(2,581)
Amortization of other intangible assets	17,293	16,773
Goodwill impairment charge	83,752	—

	1,166,445	1,063,159

Operating income	69,989	114,367

Other income (expense)
Interest income and other	1,702	4,503
Interest expense	(38,600)	(43,607)

	(36,898)	(39,104)

Income before income tax provision	33,091	75,263

Income tax provision	36,546	26,372

Net income (loss)	$(3,455)	$48,891

Earnings (loss) per common share - basic	$(0.09)	$1.21

Weighted average common shares outstanding - basic	39,212	40,446

Earnings (loss) per common share - diluted	$(0.09)	$1.17

Weighted average common shares outstanding - diluted	39,212	41,882

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax of $0	$(10,108)	$14,620

Other comprehensive income (loss), net of tax	(10,108)	14,620

Comprehensive income (loss)	$(13,563)	$63,511

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2013	2012
Revenues	$414,643	$386,055

Operating expenses
Direct cost of revenues	255,152	241,614
Selling, general and administrative expense	94,513	88,909
Special charges	10,419	2,775
Acquisition-related contingent consideration	630	403
Amortization of other intangible assets	5,776	5,766
Goodwill impairment charge	83,752	—

	450,242	339,467

Operating income (loss)	(35,599)	46,588

Other income (expense)
Interest income and other	1,152	1,584
Interest expense	(12,814)	(13,208)

	(11,662)	(11,624)

Income (loss) before income tax provision	(47,261)	34,964

Income tax provision	3,360	12,251

Net income (loss)	$(50,621)	$22,713

Earnings (loss) per common share - basic	$(1.29)	$0.56

Weighted average common shares outstanding - basic	39,094	40,387

Earnings (loss) per common share - diluted	$(1.29)	$0.55

Weighted average common shares outstanding - diluted	39,094	41,102

Other comprehensive income, net of tax:
Foreign currency translation adjustments, net of tax of $0	$17,115	$12,731

Other comprehensive income, net of tax	17,115	12,731

Comprehensive income (loss)	$(33,506)	$35,444

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

	Revenues	Adjusted EBITDA (1)	As a percent of revenues	Utilization (4)	Average Billable Rate (4)	Revenue- Generating Headcount
	(in thousands)					(at period end)
Three Months Ended September 30, 2013
Corporate Finance/Restructuring (3)	$93,981	$19,402	20.6%	64%	$396	732
Forensic and Litigation Consulting (3)	113,068	25,362	22.4%	67%	$324	999
Economic Consulting	113,069	23,225	20.5%	79%	$512	528
Technology (2)	51,201	15,381	30.0%	N/M	N/M	297
Strategic Communications (2)	43,324	4,036	9.3%	N/M	N/M	617

	$414,643	87,406	21.1%			3,173

Unallocated Corporate Expenses		(14,862)

Adjusted EBITDA (1)		$72,544	17.5%

Nine Months Ended September 30, 2013
Corporate Finance/Restructuring (3)	$289,775	$62,610	21.6%	66%	$407	732
Forensic and Litigation Consulting (3)	318,912	58,866	18.5%	68%	$315	999
Economic Consulting	339,277	70,222	20.7%	84%	$509	528
Technology (2)	149,101	45,985	30.8%	N/M	N/M	297
Strategic Communications (2)	139,369	12,809	9.2%	N/M	N/M	617

	$1,236,434	250,492	20.3%			3,173

Unallocated Corporate Expenses		(44,394)

Adjusted EBITDA (1)		$206,098	16.7%

Three Months Ended September 30, 2012
Corporate Finance/Restructuring (3)	$93,123	$21,951	23.6%	72%	$402	621
Forensic and Litigation Consulting (3)	100,460	16,289	16.2%	63%	$328	939
Economic Consulting	96,375	19,087	19.8%	79%	$495	467
Technology (2)	50,286	15,675	31.2%	N/M	N/M	283
Strategic Communications (2)	45,811	6,778	14.8%	N/M	N/M	597

	$386,055	79,780	20.7%			2,907

Unallocated Corporate Expenses		(17,499)

Adjusted EBITDA (1)		$62,281	16.1%

Nine Months Ended September 30, 2012
Corporate Finance/Restructuring (3)	$286,184	$73,419	25.7%	75%	$409	621
Forensic and Litigation Consulting (3)	310,351	50,500	16.3%	65%	$323	939
Economic Consulting	295,882	56,002	18.9%	82%	$493	467
Technology (2)	147,643	41,739	28.3%	N/M	N/M	283
Strategic Communications (2)	137,466	16,277	11.8%	N/M	N/M	597

	$1,177,526	237,937	20.2%			2,907

Unallocated Corporate Expenses		(55,080)

Adjusted EBITDA (1)		$182,857	15.5%

(1)	We define Adjusted EBITDA as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, special charges and goodwill impairment charges. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies. Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income (Loss). See also our reconciliation of GAAP to non-GAAP financial measures.
(2)	The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.
(3)	Effective in the first quarter of 2013, we modified our reportable segments to reflect changes in how we operate our business and the related internal management reporting. The Company’s healthcare and life sciences practices from both our Corporate Finance/Restructuring segment and our Forensic and Litigation Consulting segment have been combined under a single organizational structure. This single integrated practice, our health solutions practice, is now aggregated in its entirety within the Forensic and Litigation Consulting reportable segment. Prior period Corporate Finance/Restructuring and Forensic and Litigation Consulting segment information has been reclassified to conform to the current period presentation.
(4)	2013 and 2012 utilization and average bill rate calculations for our Corporate Finance/Restructuring, Forensic and Litigation Consulting, and Economic Consulting segments were updated to reflect the realignment of certain practices as well as information related to non-U.S. operations that was not previously available.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income (loss)	$(50,621)	$22,713	$(3,455)	$48,891
Add back:
Special charges, net of tax effect (1)	6,847	1,794	7,100	19,115
Goodwill impairment charges (2)	83,752	—	83,752	—
Less:
Interim period impact of including goodwill impairment charges in the annual effective tax rate	(10,805)	—	(10,805)	—

Adjusted Net Income (4)	$29,173	$24,507	$76,592	$68,006

Earnings (loss) per common share - diluted	$(1.29)	$0.55	$(0.09)	$1.17
Add back:
Special charges, net of tax effect (1)	0.18	0.05	0.18	0.45
Goodwill impairment charges (2)	2.14	—	2.14	—
Less:
Interim period impact of including goodwill impairment charges in the annual effective tax rate	(0.27)	—	(0.28)	—
Impact of denominator for diluted earnings per common share (3)	(0.04)	—	(0.05)	—

Adjusted EPS (4)	$0.72	$0.60	$1.90	$1.62

Weighted average number of common shares outstanding - diluted (3)	40,244	41,102	40,385	41,882

(1)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rates related to the special charges for the three and nine months ended September 30, 2013 were 34.3% and 34.5%, respectively, and 35.3% for both of the three and nine months ended September 30, 2012. The tax expense related to the special charges for the three and nine months ended September 30, 2013 was $3.6 million or $0.09 impact on diluted earnings per common share and $3.7 million or $0.10 impact on diluted earnings per common share, respectively. The tax expense related to the special charges for the three and nine months ended September 30, 2012 was $1.0 million or $0.02 impact on diluted earnings per common share and $10.4 million or $0.25 impact on diluted earnings per common share, respectively.
(2)	The goodwill impairment charge is non-deductible for income tax purposes and will result in no tax benefit for the year ending December 31, 2013.
(3)	For the three and nine months ended September 30, 2013, the Company reported a net loss. For those periods, the basic weighted average common shares outstanding equals the diluted weighted average common shares outstanding for purposes of calculating U.S. GAAP earnings per share because potentially dilutive securities would be antidilutive. For non-GAAP purposes, the per share and share amounts presented herein reflect the impact of the inclusion of share-based awards and convertible notes that are considered dilutive based on the impact of the add backs included in Adjusted Net Income above.
(4)	We define Adjusted Net Income and Adjusted Earnings per Diluted Share as net income and earnings per diluted share, respectively, excluding the impact of special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted Earnings per Diluted Share. Management uses Adjusted Earnings per Diluted Share to assess total company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of special charges, goodwill impairment charges and losses on early extinguishment of debt.

RECONCILIATION OF NET INCOME (LOSS) AND OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

	Corporate Finance / Restructuring (3)	Forensic and Litigation Consulting (3)	Economic Consulting	Technology	Strategic Communi- cations	Unallocated Corporate Expenses	Total
Three Months Ended September 30, 2013

Net income (loss)							$(50,621)
Interest income and other							(1,152)
Interest expense							12,814
Income tax provision							3,360

Operating income (loss) (1)	$10,590	$21,915	$21,708	$9,755	$(81,490)	$(18,077)	$(35,599)
Depreciation and amortization	919	997	979	3,642	575	1,084	8,196
Amortization of other intangible assets	1,562	512	523	1,982	1,197	—	5,776
Special Charges	6,331	1,938	15	2	2	2,131	10,419
Goodwill impairment charge	—	—	—	—	83,752	—	83,752

Adjusted EBITDA (2)	$19,402	$25,362	$23,225	$15,381	$4,036	$(14,862)	$72,544

Nine Months Ended September 30, 2013

Net income (loss)							$(3,455)
Interest income and other							(1,702)
Interest expense							38,600
Income tax provision							36,546

Operating income (loss) (1)	$48,725	$52,194	$66,233	$29,129	$(76,369)	$(49,923)	69,989
Depreciation and amortization	2,541	2,958	2,647	10,888	1,898	3,286	24,218
Amortization of other intangible assets	4,945	1,603	1,331	5,952	3,462	—	17,293
Special charges	6,399	2,111	11	16	66	2,243	10,846
Goodwill impairment charge	—	—	—	—	83,752	—	83,752

Adjusted EBITDA (2)	62,610	58,866	70,222	45,985	12,809	(44,394)	206,098

	Corporate Finance / Restructuring (3)	Forensic and Litigation Consulting (3)	Economic Consulting	Technology	Strategic Communi- cations	Unallocated Corporate Expenses	Total
Three Months Ended September 30, 2012

Net income							$22,713
Interest income and other							(1,584)
Interest expense							13,208
Income tax provision							12,251

Operating income (1)	$19,024	$14,062	$17,810	$10,445	$4,874	$(19,627)	$46,588
Depreciation and amortization	713	981	702	3,098	544	1,114	7,152
Amortization of other intangible assets	1,443	778	402	1,984	1,159	—	5,766
Special charges	771	468	173	148	201	1,014	2,775

Adjusted EBITDA (1)	$21,951	$16,289	$19,087	$15,675	$6,778	$(17,499)	$62,281

Nine Months Ended September 30, 2012

Net income							$48,891
Interest income and other							(4,503)
Interest expense							43,607
Income tax provision							26,372

Operating income (1)	$55,488	$37,360	$51,681	$23,403	$6,161	$(59,726)	114,367
Depreciation and amortization	2,278	3,062	2,131	9,262	1,913	3,514	22,160
Amortization of other intangible assets	4,321	1,802	1,199	5,960	3,491	—	16,773
Special charges	11,332	8,276	991	3,114	4,712	1,132	29,557

Adjusted EBITDA (2)	73,419	50,500	56,002	41,739	16,277	(55,080)	182,857

(1)	We define Segment Operating Income as a segment’s share of consolidated operating income. We define Total Segment Operating Income as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA.
(2)	We define Adjusted EBITDA as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, special charges and goodwill impairment charges. Amounts presented in the Adjusted EBITDA row for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies. Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income (Loss). See also our reconciliation of GAAP to non-GAAP financial measures.
(3)	Effective in the first quarter of 2013, we modified our reportable segments to reflect changes in how we operate our business and the related internal management reporting. The Company’s healthcare and life sciences practices from both our Corporate Finance/Restructuring segment and our Forensic and Litigation Consulting segment have been combined under a single organizational structure. This single integrated practice, our health solutions practice, is now aggregated in its entirety within the Forensic and Litigation Consulting reportable segment. Prior period Corporate Finance/Restructuring and Forensic and Litigation Consulting segment information has been reclassified to conform to the current period presentation. Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income (Loss).

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2013	2012
Operating activities
Net income (loss)	$(3,455)	$48,891
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,218	26,475
Amortization of other intangible assets	17,293	16,948
Goodwill impairment charge	83,752	—
Acquisition-related contingent consideration	(6,091)	(2,581)
Provision for doubtful accounts	10,404	9,387
Non-cash share-based compensation	22,544	24,465
Non-cash interest expense	2,024	4,505
Other	(286)	10
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(72,266)	(62,466)
Notes receivable	(9,644)	(20,732)
Prepaid expenses and other assets	(2,313)	(3,701)
Accounts payable, accrued expenses and other	16,822	5,608
Income taxes	12,989	(5,595)
Accrued compensation	13,198	(33,734)
Billings in excess of services provided	(5,383)	6,144

Net cash provided by operating activities	103,806	13,624

Investing activities
Payments for acquisition of businesses, net of cash received	(40,766)	(26,453)
Purchases of property and equipment	(22,994)	(20,534)
Other	24	(1,105)

Net cash used in investing activities	(63,736)	(48,092)

Financing activities
Borrowings under revolving line of credit	—	75,000
Payments of long-term debt	(6,000)	(156,487)
Purchase and retirement of common stock	(48,769)	(20,013)
Net issuance of common stock under equity compensation plans	6,208	523
Other	(800)	(1,982)

Net cash used in financing activities	(49,361)	(102,959)

Effect of exchange rate changes on cash and cash equivalents	432	(68)

Net decrease in cash and cash equivalents	(8,859)	(137,495)
Cash and cash equivalents, beginning of period	156,785	264,423

Cash and cash equivalents, end of period	$147,926	$126,928

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AT SEPTEMBER 30, 2013 AND DECEMBER 31, 2012

(in thousands, except per share amounts)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$147,926	$156,785
Restricted cash	—	1,190
Accounts receivable:
Billed receivables	345,407	314,491
Unbilled receivables	260,211	208,797
Allowance for doubtful accounts and unbilled services	(110,708)	(94,048)

Accounts receivable, net	494,910	429,240
Current portion of notes receivable	32,112	33,194
Prepaid expenses and other current assets	40,334	50,351
Current portion of deferred tax assets	31,628	3,615

Total current assets	746,910	674,375
Property and equipment, net of accumulated depreciation	66,300	68,192
Goodwill	1,194,414	1,260,035
Other intangible assets, net of amortization	92,738	104,181
Notes receivable, net of current portion	112,194	101,623
Other assets	64,986	67,046

Total assets	$2,277,542	$2,275,452

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$107,363	$98,109
Accrued compensation	164,585	168,392
Current portion of long-term debt	6,000	6,021
Billings in excess of services provided	26,186	31,675

Total current liabilities	304,134	304,197
Long-term debt, net of current portion	711,000	717,024
Deferred income taxes	140,746	105,751
Other liabilities	85,561	80,248

Total liabilities	1,241,441	1,207,220

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 40,089 (2013) and 40,755 (2012)	401	408
Additional paid-in capital	349,417	367,978
Retained earnings	737,760	741,215
Accumulated other comprehensive loss	(51,477)	(41,369)

Total stockholders’ equity	1,036,101	1,068,232

Total liabilities and stockholders’ equity	$2,277,542	$2,275,452